Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unwired Planet, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-109547) and Forms S-8 (Nos. 333-163480, 333-156444, 333-140691, 333-131008, 333-128926, 333-115081, 333-97925, 333-84522, 333-67200, 333-67186, 333-54726, 333-46142, 333-40850, 333-40840, 333-36832, 333-35394 and 333-81215) of Unwired Planet, Inc. of our report dated September 6, 2012, with respect to the consolidated balance sheets of Unwired Planet, Inc. and subsidiaries (the Company) as of June 30, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended June 30, 2012, and the effectiveness of internal control over financial reporting as of June 30, 2012, which report appears in the June 30, 2012 annual report on Form 10-K of Unwired Planet, Inc.

/s/ KPMG LLP

Santa Clara, California

September 6, 2012